Exhibit 99.1






                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER



The undersigned hereby certify that the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed by Technology Flavors & Fragrances, Inc. with the Securities and Exchange Commission fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Dated:  July 27, 2004       /s/   Philip Rosner
                            ------------------------------------------
                                  Philip Rosner
                                  Chairman and Chief Executive Officer




Dated:  July 27, 2004       /s/   Joseph A. Gemmo
                            ------------------------------------------------
                                  Joseph A. Gemmo
                                  Vice President and Chief Financial Officer